Appendix "B"
To
Custodian Agreement
Between
The Chase Manhattan Bank, N.A. and Each of the Investment
Companies Listed on Appendix "A" thereto
Dated as of September 18, 1997

The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of August 1, 1994 (the "Custodian Agreement"):
A. Additional Custodians:
CUSTODIAN      PURPOSE
Bank of New York     FICASH
       FITERM
B. Special Subcustodians:
SUBCUSTODIAN      PURPOSE
Bank of New York     FICASH
Citibank, N.A.      Global Bond Certificates*
C.  Foreign Subcustodians:
COUNTRY  FOREIGN SUBCUSTODIAN    DEPOSITORY
Argentina  Chase Manhattan Bank, N.A., Buenos Aires  Caja de Valores,
S.A.

Australia  The Chase Manhattan Bank,   Austraclear Limited
   Sydney
         RITS
Austria   Creditanstalt-Bankverein,     Osterreichsche Kontrollbank
   Vienna      Aktiengesellschaft (OEKB)

Bahrain   British Bank of the Middle East, Manama  None
Bangladesh  Standard Chartered Bank, Dhaka   None
Belgium   Generale Bank,      Caisse Interprofessionnelle
Brussels      de Depot et de Virement de            Titres (CIK)

___________________
* Citibank, N.A. will act as Special Subcustodian with respect to global bond certificates for the following portfolios only: Fidelity Advisor Series VIII: Fidelity Advisor Emerging Markets Income Fund;
 Fidelity Investment Trust:  Fidelity New Markets Income Fund.
Bermuda  The Bank of Bermuda, Limited   None         Hamilton

Bostawana  Barclays Bank of Bostawana Ltd.,    None
   Gaborone
Brazil   Banco Chase Manhattan, S.A.   Sao Paolo Stock Exchange
   Sao Paolo     (BOVESPA); Sistema Especial de             Liquidacao
e Custodia (SELIC);
         Rio de Janeiro Stock Exchange
         (BVRJ)

Canada   Canada Trustco Mortgage Company,  Canadian Depository for
   Toronto      Securities Ltd. (CDS)

   Royal Bank of Canada
Chile   Chase Manhattan Bank, Santiago   None

China-Shanghai  Hongkong & Shanghai Banking   Shanghai Securities
Central       Corp., Ltd.     Clearing & Registration Corp.
 (SSCCRC)
China-Shenzhen  Hongkong & Shanghai Banking    Shenzhen Securities
   Corp., Ltd.     Registrars Corp., Ltd. (SSRC)
Colombia  Cititrust Colombia S.A., Sociedad Fiduciaria,  None
Bogota
Cyprus   Barclays Bank PLC, Cyprus   None
Czech Republic  Ceskoslovenska Obchodni Banka, A.S., Prague Securities
Center (SCP)

Denmark  Den Danske Bank, Copenhagen   Vaerdipapircentralen-VP Center
Ecuador   Citibank, N.A., Quito    None

Egypt   National Bank of Egypt, Cairo   Misr for Clearing, Settlement
and
         Depository

Finland   Merita Bank, Ltd.,    Pankkitarkastus Virasto       Helsinki
    ("Securities Association")

France   Banque Paribas, Paris    SICOVAM

Germany  Dresdner Bank A.G., Frankfurt   Deutscher Kassenverein AG
(DKV)
Ghana   Barclays Bank of Ghana Ltd., Accra  None

Greece   Barclays Bank Plc, Athens    Apothetirio Titlon, A.E.


Hong Kong  Chase Manhattan Bank,    Hong Kong Securities
   Hong Kong     Clearing Co. (HKSCC), Central
         Clearing & Settlement System
         (CCASS)

Hungary   Citibank Budapest Rt., Budapest   Central Depository &
Clearing House
         (Budapest) Ltd. (KELER Ltd.)
India   Deutsche Bank AG, Mumbai
   Hongkong & Shanghai Banking Corp. Ltd.,   None
   Mumbai
Indonesia  Hongkong & Shanghai Banking Corp. Ltd.,   None
   Jakarta
Ireland   Bank of Ireland, Dublin    CREST

Israel   Bank Leumi Le-Israel, B. M., Tel Aviv  Tel Aviv Stock
Exchange
         (TASE) Clearinghouse Ltd.

Ivory Coast  Societe Generale de Banques en            Cote d'Ivoire
  None

Italy   Chase Manhattan Bank, Milan   Monte Titoli S.p.A.

Japan   The Fuji Bank, Limited, Tokyo   Japan Securities
         Depository Center (JASDEC)

Jordan   Arab Bank, PLC, Amman    None

Kenya   Barclays Bank of Kenya Ltd., Nairobi  None

Lebanon   The British Bank of the Middle East (BBME) Midclear

Luxembourg  Banque Generale du Luxembourg   None
Malaysia  The Chase Manhattan Bank,   Malaysian Central Depository
   (M) Berhad, Kuala Lumpur   Sdn. Bhd. (MCD)
Mauritius  Hongkong & Shanghai Banking Corp. Ltd.,   Central
Depository & Settlement Co.,            Ltd.
   Port Louis
Mexico   Chase Manhattan Bank, Mexico, S.A.  Institucion para el
Deposito de
   Institucion de Banca Multiple   Valores-S.D. INDEVAL, S.A.
   de C.V.
Morocco  Banque Commerciale du Maroc,   None
   Casablanca


Namibia   Standard Bank Namibia Ltd., Windhoek  None
Netherlands  ABN-AMRO, Bank N.V.,    Nederlands Centraal Instituut
   Amsterdam     voor Giraal Effectenverkeer             BV
(NECIGEF)/KAS Associatie,             N.V.
New Zealand  National Nominees Ltd., Auckland   New Zealand Securities
Depository
         Limited

Norway   Den norske Bank ASA, Oslo   Verdipapirsentralen (VPS)

Oman   British Bank of the Middle East, Muscat  None

Pakistan   Citibank, N. A., Karachi    Central Depository
Company of Pakistan Limited

   Deutsche Bank AG, Karachi

Peru   Citibank, N.A., Lima    None

Philippines  Hongkong & Shanghai Banking    The Philippines Central
Depository,
   Corp., Ltd., Manila    Inc.
Poland   Bank Handlowy W. Warzawie, S.A., Warsaw National Depository
of Securities
Portugal   Banco Espirito Santo e Commercial   Central de Valores
Mobiliaros
   de Lisboa, S.A., Lisbon    (Interbolsa)
Russia   Chase Manhattan Bank International,  None         Moscow
Singapore  Chase Manhattan Bank, Singapore   Central Depository (Pte)
Ltd. (CDP)
Slovak Republic Ceskoslovenska Obchodna, Banka, A.S. Stredisko Cennych Papierov (SCP)
   Bratislava
South Africa  Standard Bank of South Africa, Ltd.,  The Central
Depository Limited
   Johannesburg
South Korea  Hongkong & Shanghai Banking Corp., Ltd.,  Korean
Securities Depository
   Seoul      (KSD)
Spain   Chase Manhattan Bank, N.A., Madrid  Servicio de Compensacion y
         Liquidacion de Valores (SCLV)

Sri Lanka  Hongkong & Shanghai Banking Corp. Ltd.,  Central Depository
System
   Colombo     (Pvt) Limited (CDS)

Swaziland  Stanbic Bank Swaziland Limited, Mbabane  None
Sweden   Skandinaviska Enskilda Banken, Stockholm
Vardepappercentralen VPC AB


Switzerland  Union Bank of  Switzerland,   Schweizerische Effekten-
   Zurich      Giro A.G. (SEGA)
Taiwan   Chase Manhattan Bank, Taipei   Taiwan Securities Central
         Depository Co., Ltd. (TSCD)
Thailand   Chase Manhattan Bank, Bangkok   Thailand Securities
Depository
         Company Limited (TSD)
Transnational        CEDEL, S.A. Luxembourg
Turkey   Chase Manhattan Bank, Istanbul   Takas ve Saklama A.S. (TvS)

United Kingdom  Chase Manhattan Bank, London   CREST

   First Chicago NBD Corporation, London

Uruguay   The First National Bank of Boston, Montevideo None

Venezuela  Citibank, N.A., Caracas    None

Zambia   Barclays Bank of Zambia Ltd., Lusaka  Lusaka Stock Exchange
Zimbabwe  Barclays Bank of Zimbabwe Ltd., Harare  None

  Each of the Investment Companies Listed on
  Appendix "A" to the Custodian Agreement,
  on Behalf of Each of Their Respective Portfolios
  By:___/s/Donald M. Gandy____________
  Name: ___Donald M. Gandy___________
 Title: ____Vice President_______________